Exhibit 10.1

    SIXTH AMENDMENT
TO
CREDIT AGREEMENT
Dated as of June 2, 2022
Among
EARTHSTONE ENERGY HOLDINGS, LLC,
as Borrower,

EARTHSTONE ENERGY, INC.,
as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank,
ROYAL BANK OF CANADA,
as Syndication Agent,

TRUIST BANK, CITIZENS BANK, N.A.,
KEYBANK NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION,
FIFTH THIRD BANK, PNC BANK, NATIONAL ASSOCIATION AND
BANK OF AMERICA, N.A.,
as Documentation Agents,

and

The Lenders Party Thereto
________________________________

WELLS FARGO SECURITIES, LLC, RBC CAPITAL MARKETS, TRUIST SECURITIES, INC., CITIZENS BANK, N.A., KEYBANC CAPITAL MARKETS INC., U.S. BANK NATIONAL ASSOCIATION, FIFTH THIRD BANK, PNC CAPITAL MARKETS LLC AND
BANK OF AMERICA SECURITIES, INC.,
Joint Lead Arrangers and Joint Bookrunners
________________________________

________________________________

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) dated as of June 2, 2022, is among Earthstone Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”); Earthstone Energy, Inc., a Delaware corporation (the “Parent”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower and the Parent, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower and the Guarantors are parties to that certain Guarantee and Collateral Agreement, dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified), made by each of the Loan Parties party thereto in favor of the Administrative Agent.

C.    The Parent is party to that certain Parent Guarantee, dated as of November 21, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified), in favor of the Administrative Agent.
D.    The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions of this Sixth Amendment.
E.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Sixth Amendment and in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment to Cover Page. The cover page to the Credit Agreement is hereby amended by replacing the reference to “CITIZENS CAPITAL MARKETS, INC.” contained therein with “CITIZENS BANK, N.A.”
2.2    Amendment to Introductory Paragraph. The Introductory Paragraph is hereby amended and restated in its entirety to read as follows:

THIS CREDIT AGREEMENT dated as of November 21, 2019, is among Earthstone Energy Holdings, LLC, a limited liability company duly formed and existing under the laws of the state of Delaware (the “Borrower”); Earthstone Energy, Inc., a Delaware corporation (“Parent”); each of the Lenders from time to time party hereto; Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as Issuing Bank; Royal Bank of Canada, as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”); and Truist Bank, Citizens Bank, N.A., KeyBank National Association, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association and Bank of America, N.A., as documentation agents for the Lenders (each, in such capacity, together with its successors in such capacity, a “Documentation Agent”).
2.3    Amendments to Section 1.02 – Certain Defined Terms.
(a)    Each of the following definitions is hereby amended and restated in its entirety to read as follows:
“Adjusted Term SOFR” means, for any Interest Period, the rate per annum equal to (a) Term SOFR for such Interest Period plus (b) the Term SOFR Adjustment.
“Aggregate Elected Borrowing Base Commitments” means (a) on the Sixth Amendment Effective Date, $800,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.07(g).
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. As of the Sixth Amendment Effective Date, the Aggregate Maximum Credit Amounts of the Lenders is $3,000,000,000.
“Agreement” means this Credit Agreement, including any schedules and exhibits hereto, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, and as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) Adjusted Daily Simple SOFR in effect on such day plus 1.00% (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR, respectively. Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00%.
“Applicable Margin” means, for any day, with respect to any ABR Loan, Term SOFR Loan or Daily Simple SOFR Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the

Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
ABR Loans	1.25%	1.50%	1.75%	2.00%	2.25%
Term SOFR Loans and Daily Simple SOFR Loans	2.25%	2.50%	2.75%	3.00%	3.25%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then, if so elected by the Majority Lenders, the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.
“Arrangers” means, collectively, Wells Fargo Securities, LLC, RBC Capital Markets, Truist Securities, Inc., Citizens Bank, N.A., KeyBanc Capital Markets Inc., U.S. Bank National Association, Fifth Third Bank, PNC Capital Markets LLC and Bank of America Securities, Inc., in their capacities as the joint lead arrangers and joint bookrunners hereunder.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).
“Benchmark” means, initially, the Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to any then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if the applicable then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.12(c).
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is one year after the earlier of (a) the Maturity Date (without giving effect to the Springing Maturity Date) and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“Interest Payment Date” means (a) with respect to any ABR Loan (including, for the avoidance of doubt, a Swingline Loan) or Daily Simple SOFR Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Maturity Date.
“Interest Period” means, as to each Term SOFR Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Term SOFR Borrowing and ending on (a) the date that is one month, three months or six months, or, if available and agreed by all of the Lenders, one week thereafter, or (b) upon consent of all Lenders, such date thereafter as may be requested by the Borrower in its Borrowing Request or Interest Election Request, as applicable; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) no Interest Period shall extend beyond the Maturity Date; and (d) no tenor that has been removed from this definition pursuant to Section 3.03(b) shall be available for specification in any Borrowing Request or any Interest Election Request.
“Issuing Bank” means (i) Wells Fargo, in its capacity as an issuer of Letters of Credit hereunder, (ii) Royal Bank of Canada, in its capacity as an issuer of Letters of Credit hereunder, and (iii) any other Lender acceptable to the Administrative Agent and the Borrower that has agreed in its sole discretion to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in its capacity as an issuer of Letters of Credit hereunder, and, in the case of each of the foregoing clauses (i), (ii) and (iii), its successors in such capacity as provided in Section 2.08(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the Loan Documents to the “Issuing Bank” shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“LC Commitment” means, as to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit hereunder. The amount of the LC Commitment of (a) Wells Fargo on the Sixth Amendment Effective Date is equal to $50,000,000; (b) Royal Bank of Canada on the Sixth Amendment Effective Date is equal to $50,000,000; and (c) any other Lender that is an Issuing Bank, is the amount agreed to in writing by such Issuing Bank as its LC Commitment hereunder; provided that the amount of the LC Commitment of any Issuing Bank may be changed after the Effective Date in a written agreement between the Borrower and the applicable Issuing Bank (which agreement shall be promptly delivered to the Administrative Agent upon execution).
“LC Sublimit” at any time means $100,000,000.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Maturity Date” means June 2, 2027; provided that if at any time on or after January 14, 2027, if (x) any Specified Existing Notes are outstanding and (y) (a) the unused Commitments minus (b) the aggregate principal amount of all outstanding Specified Existing Notes is less than 25% of the Commitments then in effect (the first such date on which the circumstances described in this proviso exist, the “Springing Maturity Date”), then the Maturity Date shall be the Springing Maturity Date.
“Permitted Additional Debt” means (a) any unsecured Debt (including the Specified Senior Notes) of the Borrower or a Guarantor incurred after the Effective Date under Section 9.02(g) and (b) any Junior Lien Debt of the Borrower or a Guarantor incurred after the Effective Date under Section 9.02(h).

“Permitted Additional Debt Documents” means any credit agreement, notes, indenture, agreement, instrument or other definitive document (including the Specified Senior Notes Indenture) governing, evidencing or related to, or securing, guaranteeing or otherwise providing credit support for, any Permitted Additional Debt, as the same may be amended, modified or supplemented to the extent permitted by Section 9.04(b).
“Permitted Refinancing Debt” means Debt or Debt securities (whether registered or privately placed and whether convertible into Equity Interests or not), issued or incurred by the Borrower pursuant to Permitted Refinancing Documents (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of any Permitted Additional Debt or any Permitted Refinancing Debt in respect thereof (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or to the extent the amount of outstanding principal thereof increases, so long as the Borrower is in compliance with Section 9.02(g) or Section 9.02(h), as applicable, and the Borrowing Base has been adjusted pursuant to Section 2.07(f)), and (ii) an amount necessary to pay any fees and expenses, including premiums and original issue discount, related to such exchange or refinancing; (b) such new Debt does not have any scheduled principal amortization prior to the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date) as in effect on the date such new Debt is incurred; (c) such new Debt does not mature sooner than the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date) as in effect on the date such new Debt is incurred; (d) such new Debt does not add scheduled recurring fees, add call or prepayment premiums materially less favorable to Parent, the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower, or shorten any period for the payment of interest; (e) no Subsidiary or other Person is required to guarantee such new Debt unless such Subsidiary or other Person has guaranteed the Obligations pursuant to the Guaranty Agreement; (f) if such new Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (g) such new Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to Parent, the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower; (h) the financing documentation entered into by the Borrower and each of its Subsidiaries and the other Guarantors in connection therewith shall constitute Permitted Refinancing Documents; (i) such new Debt does not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than customary change of control or asset sale tender offer provisions, in each case, to the extent permitted to be applied first to the Obligations); (j) such new Debt is not redeemable at the option of the holder thereof (other than with respect to the conversion of such new Debt into Equity Interests that do not constitute Disqualified Capital Stock) prior to the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date) as in effect on the date such new Debt is incurred; (k) if the Refinanced Debt is unsecured, such new Debt shall be unsecured and (l) if the Refinanced Debt is Junior Lien Debt, such new Debt shall be secured only to the extent that (i) the Liens securing such new Debt are Junior Liens permitted pursuant to Section 9.03(e) and (ii) such Debt shall be at all times subject to the Intercreditor Agreement and the Obligations shall be secured on a senior priority basis to such Debt.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Sixth Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.
“Swingline Commitment” means, as to the Swingline Lender, the amount set forth in the Swingline Commitment Agreement as the “Swingline Commitment” provided that the Swingline Commitment shall not exceed $50,000,000. The Swingline Commitment is part of, and not in addition to, the total Commitments.
“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, a percentage per annum equal to 0.10%.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, Adjusted Daily Simple SOFR or Adjusted Term SOFR.
(b)    Each of the following definitions is hereby added where alphabetically appropriate to read as follows:
“Adjusted Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “Simple SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such

Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days and (ii) the Simple SOFR Adjustment and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Daily Simple SOFR (other than pursuant to the Adjusted Daily Simple SOFR component of the definition of “Alternate Base Rate”), as provided in Section 3.02(b).
“LC Fronting Exposure” means, with respect to any Issuing Bank at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.
“Simple SOFR Adjustment” a percentage equal to 0.10% per annum.
“Simple SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.
“Simple SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.
“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of June 2, 2022, among the Borrower, the Parent, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” has the meaning given to such term in the Sixth Amendment.
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Existing Notes” means the Borrower’s 8.00% Senior Notes due 2027 outstanding on the Sixth Amendment Effective Date issued pursuant to the Specified Existing Notes Indenture.

“Specified Existing Notes Indenture” means that certain Indenture, dated as of April 12, 2022, among the Borrower, as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

“Springing Maturity Date” has the meaning given to such term in the definition of Maturity Date.

“Term SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 3.02(b).

(c)    Each of the definitions of “Affected Loans”, “Bighorn Acquisition”, “Bighorn Acquisition BB Adjustment Amount”, “Bighorn Acquisition BB Base Increase Amount”, “Bighorn Acquisition Documents”, “Bighorn Acquisition Effective Date”, “Bighorn Acquisition Effective Date Swap Agreements”, “Bighorn Acquisition Outside Date”, “Bighorn Acquisition Properties”, “Bighorn Reserve Report”, “Chisholm Acquisition”, “Chisholm Acquisition Agreement”, “Chisholm Acquisition Borrowing Base Reduction”, “Chisholm Acquisition Deferred Consideration”, “Chisholm Acquisition Documents”, “Chisholm Acquisition Effective Date”, “Chisholm Acquisition Effective Date Swap Agreements”, “Chisholm Acquisition Outside Date”, “Chisholm Acquisition Properties”, “Chisholm Reserve Report”, “Existing Letters of Credit”, “Fifth Amendment Acquisitions Effective Date”, “Fifth Amendment Acquisitions Outside Date”, “Fifth Amendment Senior Notes”, “Fifth Amendment Senior Notes Trigger Event”, “Fifth Amendment Senior Notes Proceeds”, “Independence Acquired Companies”, “Independence Acquisition”, “Independence Acquisition Documents”, “Independence Acquisition Properties”, “Independence Reserve Report”, “Issuing Bank LC Exposure”, “Sequel”, “Sequel Acquisition”, “Sequel Acquisition Agreement”, “Sequel Acquisition Documents”, “Sequel Acquisition Properties”, “Third Amendment Acquisitions” , “Third Amendment Acquisition BB Increase”, “Third Amendment Acquisition Reserve Report”, “Tracker”, “Tracker Acquisition”, “Tracker Acquisition Agreement”, “Tracker Acquisition Documents”, and “Tracker Acquisition Properties” is hereby deleted in its entirety.
(d)    The definition of “Consolidated Cash Balance” is hereby amended by replacing the phrase “(vii) any proceeds of a Borrowing made in the preceding 5 Business Days, which the Borrower expects to use to fund the purchase price or deposits of any acquisition permitted under this Agreement (to the extent such use of proceeds is certified to by the Borrower in the applicable Borrowing Request) and (viii) until the earlier to occur of the Fifth Amendment Acquisitions Effective Date and the Fifth Amendment Acquisitions Outside Date, the Fifth Amendment Senior Notes Proceeds” contained therein with “and (vii) any proceeds of a Borrowing made in the preceding 5 Business Days, which the Borrower expects to use to fund the purchase price or deposits of any acquisition permitted under this Agreement (to the extent such use of proceeds is certified to by the Borrower in the applicable Borrowing Request)”.
(e)    The definition of “Excluded Accounts” is hereby amended by replacing the reference to “$10,000,000” contained therein with “$35,000,000”.
(f)    The definition of “Material Indebtedness” is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”.
2.4    Amendment to Section 1.08. Section 1.08 is hereby amended and restated in its entirety to read as follows:
Section 1.08    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.5    Amendments to Section 2.02. Each of Section 2.02(b) and Section 2.02(c) is hereby amended and restated in its entirety to read as follows:
(b)     Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans or Daily Simple SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time each Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten SOFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

2.6    Amendments to Section 2.03. Section 2.03 is hereby amended as follows:
(a)    The first sentence of Section 2.03 is hereby amended and restated in its entirety to read as follows:
To request a Borrowing of Revolving Loans, the Borrower shall notify the Administrative Agent of such request by telephone or electronic communication (a) in the case of a Term SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, on the date of the proposed Borrowing or (c) in the case of a Daily Simple SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, five U.S. Government Securities Business Days before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e).
(b)    The phrase “ABR Borrowing or a SOFR Borrowing” contained therein is hereby replaced with “ABR Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing”.
(c)    The phrase “in the case of a SOFR Borrowing” contained therein is hereby replaced with “in the case of a Term SOFR Borrowing”.
(d)    The phrase “any requested SOFR Borrowing” contained therein is hereby replaced with “any requested Term SOFR Borrowing”.
2.7    Amendment to Section 2.04(a). Section 2.04(a) is hereby amended by replacing each reference to “SOFR Borrowing” contained therein with “Term SOFR Borrowing”.
2.8    Amendment to Section 2.04(c). Section 2.04(c) is hereby amended (a) by replacing the phrase “ABR Borrowing or a SOFR Borrowing” contained therein with “ABR Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing” and (b) by replacing each other reference to “SOFR Borrowing” contained therein with “Term SOFR Borrowing”.
2.9    Amendment to Section 2.04(e). Section 2.04(e) is hereby amended and restated in its entirety to read as follows:
(e)     Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request prior to (x) in the case of any Term SOFR Borrowing, the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically converted to an ABR Borrowing or (y) in the case of any Daily Simple SOFR Borrowing, the applicable Interest Payment Date therefor, then, unless such Borrowing is repaid as provided herein, on the Interest Payment Date therefor, such Borrowing shall be automatically converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, acting at the direction of the Majority Lenders, has notified the Borrower that no conversion of outstanding Borrowings into, or continuation as, SOFR Borrowings shall be permitted, (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing or a Daily Simple SOFR Borrowing (and any Interest Election

Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing or a Daily Simple SOFR Borrowing shall be ineffective) and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and each Daily Simple SOFR Borrowing shall be converted to an ABR Borrowing on the Interest Payment Date therefor.
2.10    Amendment to Section 2.07(a). Section 2.07(a) is hereby amended and restated in its entirety to read as follows:
(a)    Sixth Amendment Borrowing Base. For the period from and including the Sixth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $1,400,000,000. For purposes of this Agreement, the determination of the Borrowing Base on the Sixth Amendment Effective Date provided for in the immediately preceding sentence shall constitute the May 1, 2022 Scheduled Redetermination. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 2.07(f) or Section 8.12(c).
2.11    Amendment to Section 2.07(f). Section 2.07(f) is hereby amended by replacing the phrase “any Permitted Additional Debt (other than Fifth Amendment Senior Notes in an aggregate principal amount up to $750,000,000, to the extent such Debt is issued during the period commencing on the Fifth Amendment Effective Date and ending on the first Scheduled Redetermination Date to occur thereafter) after the Effective Date in reliance on Section 9.02(g) or Section 9.02(h)” contained therein with “any Permitted Additional Debt after the Sixth Amendment Effective Date in reliance on Section 9.02(g) or Section 9.02(h)”.
2.12    Amendment to Section 2.07(g)(iv). Section 2.07(g)(iv) is hereby deleted in its entirety.
2.13    Amendments to Section 2.07. Each of Section 2.07(h), Section 2.07(i), Section 2.07(j) and Section 2.07(k) is hereby deleted in its entirety.
2.14    Amendment to Section 2.08(b). Section 2.08(b) is hereby amended by replacing the phrase “(i) (x) the Issuing Bank LC Exposure of each Issuing Bank (other than BOKF) shall not exceed its LC Commitment and (y) the Issuing Bank LC Exposure of BOKF shall not exceed the aggregate undrawn amount of all Existing Letters of Credit on the Effective Date” with the term ““(i) the LC Fronting Exposure of each Issuing Bank shall not exceed its LC Commitment”.
2.15    Amendment to Section 2.08(k). Section 2.08(k) is hereby deleted in its entirety.
2.16    Amendment to Section 3.02(b). Section 3.02(b) is hereby amended and restated in its entirety to read as follows:
(b)    SOFR Loans. The Loans comprising each Term SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. The Loans comprising each Daily Simple SOFR Borrowing shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

2.17    Amendment to Section 3.02(d). Section 3.02(d) is hereby amended and restated in its entirety to read as follows:
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, or if no demand has been made, on each Interest Payment Date, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
2.18    Amendment to Section 3.02(e). Section 3.02(e) is hereby amended and restated in its entirety to read as follows:
(e)    Interest Rate Computations. Interest computed by reference to the Term SOFR or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
2.19    Amendment to Section 3.02(f). Section 3.02(f) is hereby amended and restated in its entirety to read as follows:
(f)    Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
2.20    Amendment to Section 3.03. Section 3.03 is hereby amended and restated in its entirety to read as follows:
Section 3.03    Alternate Rate of Interest.
(a)    Unless and until a Benchmark Replacement is implemented in accordance with Section 3.03(b) below, if for any reason:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR pursuant to the definition thereof or Adjusted Term SOFR with respect to a proposed Term SOFR Loan on or prior to the first day of the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Majority Lenders that Adjusted Daily Simple SOFR or Adjusted Term SOFR, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Loans included in such Borrowing during, with respect to Adjusted Term SOFR, such Interest Period;
then, in each case, the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective, (ii) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made, as an ABR Borrowing and (iii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans (A) with respect to any Daily Simple SOFR Loans, immediately and (B) with respect to any Term SOFR Loans, at the end of the applicable Interest Period.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(b)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans (I) with respect to any Daily Simple SOFR Loans, immediately and (II) with respect to any Term SOFR Loans, at the end of the applicable Interest Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
2.21    Amendment to Section 3.04(b). The first sentence of Section 3.04(b) is hereby amended and restated in its entirety to read as follows:
The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic communication) or by electronic communication of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Daily Simple SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, five U.S. Government Securities Business Days before the date of prepayment.
2.22    Amendment to Section 5.02. Section 5.02 is hereby amended and restated in its entirety to read as follows:
Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor or (ii) with respect to any Term SOFR Loan, on the last day of an Interest Period applicable thereto (in each case, including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than (i) with respect to any Daily Simple SOFR Loan, the applicable Interest Payment Date therefor or (ii) with respect to any Term SOFR Loan, on the last day of the Interest Period applicable thereto, in each case, as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error or bad faith. Except in cases of manifest error or bad faith, the Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
2.23    Amendment to Section 3.05(b). Section 3.05(b) is hereby amended by replacing the phrase “the respective Issuing Bank LC Exposure” contained therein with the phrase “the respective LC Fronting Exposure of such Issuing Bank”.
2.24    Amendment to Section 5.06. Section 5.06 is hereby amended and restated in its entirety to read as follows:
Section 5.06    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain SOFR Loans either generally or having a particular Interest Period hereunder or to determine or charge interest based upon Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof (an “Illegality Notice”) and (i) such Lender’s obligation to make Daily Simple SOFR Loans or Term SOFR Loans, as applicable, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (C) of the definition of “Alternate Base Rate”, until such time as such Lender may again make and maintain such SOFR Loans. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative

Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), (x) with respect to Term SOFR Loans, on the last day of the Interest Period therefor and (y) with respect to any Daily Simple SOFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.
2.25    Amendment to Section 8.01(j). Section 8.01(j) is hereby amended by replacing the reference to “$10,000,000” contained therein with “$50,000,000”
2.26    Amendment to Section 8.09(b). Section 8.09(b) is hereby amended by replacing the reference to “$15,000,000” contained therein with “$50,000,000”.
2.27    Amendment to Section 8.20. Section 8.20 is hereby amended and restated to read as follows:
Section 8.20    [Reserved.]
2.28    Amendment to Section 9.01(b). Section 9.01(b) is hereby amended and restated in its entirety to read as follows:
(b)    Current Ratio. The Borrower will not, as of the last day of any fiscal quarter of the Borrower, permit the ratio of (i) consolidated current assets (including unrestricted cash and the unused amount of the total Commitments, but excluding non-cash assets under FASB ASC 815 under GAAP) as of such date to (ii) consolidated current liabilities (excluding (x) non-cash obligations under FASB ASC 815 under GAAP and (y) current maturities under this Agreement) as of such date to be less than 1.00 to 1.00.
2.29    Amendment to Section 9.02(b). Section 9.02(b) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”
2.30    Amendment to Section 9.02(g). Section 9.02(g) is hereby amended by (a) replacing the phrase “such Debt does not mature sooner than the date which is ninety-one (91) days after the Maturity Date (provided that bridge facilities containing automatic extension provisions (except if a payment or bankruptcy default exists) shall be permitted so long as such extension results in a maturity date no earlier than ninety-one (91) days after the Maturity Date)” contained therein with the phrase “such Debt (other than the Specified Existing Notes) does not mature sooner than the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date) (provided that bridge facilities containing automatic extension provisions (except if a payment or bankruptcy default exists) shall be permitted so long as such extension results in a maturity date no earlier than ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date))” and (b) deleting the following proviso therefrom: “provided that the Fifth Amendment Senior Notes may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Debt in the event that the Chisholm Acquisition and/or the Bighorn Acquisition are not consummated by a certain date (which date shall be no later than the Fifth Amendment Acquisitions Outside Date) in an amount not to exceed the principal amount of the Fifth Amendment Senior Notes and any accrued interest thereon through the prepayment or redemption date”.

2.31    Amendment to Section 9.02(h). Section 9.02(h) is hereby amended by replacing the phrase “such Debt does not mature sooner than the date which is ninety-one (91) days after the Maturity Date” contained therein with the phrase “such Debt does not mature sooner than the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date)”.
2.32    Amendment to Section 9.02(k). Section 9.02(k) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”
2.33    Amendment to Section 9.03(f). Section 9.03(f) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”.
2.34    Amendment to Section 9.04(a). Section 9.04(a) is hereby amended and restated in its entirety to read as follows:
(a)    Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except (i) each Loan Party may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Restricted Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests to the Borrower or any Wholly-Owned Subsidiary Guarantor, (iii) the Permitted Parent Payments shall be permitted, (iv) the Permitted Tax Distributions shall be permitted, so long as both before and after giving effect to each such Permitted Tax Distribution, no Event of Default has occurred and is continuing or would result therefrom, (v) the Borrower may make Restricted Payments in cash, so long as both before and immediately after giving effect to such Restricted Payment, (A) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, (B) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (C) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available, and (vi) the Borrower may make Restricted Payments in cash to the Parent (each such Restricted Payment, a “Pass-Through Restricted Payment”), in each case, so long as (A) each such Pass-Through Restricted Payment is funded solely with (and in no greater amount than) the proceeds (such proceeds, the “Pass-Through Restricted Payment Related Proceeds”) of an Unrestricted Subsidiary Cash Distribution received by the Borrower or an Restricted Subsidiary on the same day as the Borrower makes such Pass-Through Restricted Payment to the Parent; and (B) the aggregate amount of each such Pass-Through Restricted Payment does not exceed the Pass-Through Restricted Payment Related Proceeds.
2.35    Amendment to Section 9.04(b). Section 9.04(b) is hereby amended and restated in its entirety to read as follows:
(b)    Redemption of Permitted Additional Debt and Amendment to Terms of Permitted Additional Debt and Permitted Refinancing Documents. The Borrower will not, and will not permit any of its Restricted Subsidiaries to: (i)

prior to the date that is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date), call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Additional Debt or any Permitted Refinancing Debt; provided that, so long as no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may (A) Redeem any Permitted Additional Debt or any Permitted Refinancing Debt (I) with the cash proceeds of, or in exchange for, Permitted Refinancing Debt, (II) in exchange for newly issued Equity Interests of the Borrower or Parent (other than Disqualified Capital Stock) or (III) with the cash proceeds of newly issued Equity Interests of the Borrower or Parent (other than Disqualified Capital Stock), so long as such Redemption occurs within 90 days of the Borrower’s receipt of such cash proceeds and (B) Reedem any Permitted Additional Debt or Permitted Refinancing Debt in connection with any open-market repurchase program or otherwise, provided that, both before and immediately after giving effect to such Redemption, (I) the total Revolving Credit Exposures does not exceed 80% of the Loan Limit then in effect and (II) the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (x) Consolidated Total Debt outstanding on such date and (y) EBITDAX for the Reference Period ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Additional Debt, any Permitted Additional Debt Document, any Permitted Refinancing Debt or any Permitted Refinancing Documents if the effect thereof would be to (A) shorten the maturity of any Permitted Additional Debt or any Permitted Refinancing Debt to a date prior to the date which is ninety-one (91) days after the Maturity Date (without giving effect to the Springing Maturity Date) (as in effect on the date of such amendment, modification, waiver, change, consent or agreement), (B) increase the amount of any payment of principal thereof (other than (x) as a result of the payment of interest in kind, or (y) to the extent the amount of outstanding principal thereof increases, so long as the Borrower is in compliance with Section 9.02(g) or (h), as applicable, and the Borrowing Base has been adjusted pursuant to Section 2.07(f)), (C) increase the rate of interest thereon in a manner materially less favorable to Parent, the Borrower and its Subsidiaries as compared to market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower, or shorten any period for payment of interest thereon; provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the issuance of additional Permitted Additional Debt to the extent permitted by Section 9.02(g) or (h) or the execution of supplemental indentures to add guarantors if required by the terms of the Permitted Additional Debt Documents or Permitted Refinancing Documents, provided such Person complies with Section 8.13(b), (D) violate the Intercreditor Agreement with respect to any Permitted Additional Debt or Permitted Refinancing Debt that is Junior Lien Debt or (E) violate Section 9.02(g) or Section 9.02(h); or (iii) with respect to any Permitted Additional Debt or Permitted Refinancing Debt that is subordinated to the Obligations or any other Debt, designate any such Debt (other than obligations of Parent, the Borrower and the Restricted Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Permitted Additional Debt Document or any Permitted Refinancing Document.

2.36    Amendment to Section 9.05(k). Section 9.05(k) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$100,000,000”.
2.37    Amendment to Section 9.05(l). Section 9.05(l) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”.
2.38    Amendment to Section 9.05(p). Section 9.05(p) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$100,000,000”.
2.39    Amendment to Section 9.09. Section 9.09 is hereby amended by replacing the reference to “$10,000,000” contained therein with “$50,000,000”.
2.40    Amendment to Section 9.12(j). Section 9.12(j) is hereby amended by replacing the reference to “$15,000,000” contained therein with “$50,000,000”.
2.41    Amendment to Section 10.01(k). Section 10.01(k) is hereby amended by replacing the reference to “$20,000,000” contained therein with “$75,000,000”.
2.42    Amendment to Section 10.01(l). Section 10.01(l) is hereby amended by replacing the reference to “$5,000,000” contained therein with “$15,000,000”.
2.43    Amendments to Table of Contents, Annexes, Exhibits and Schedules.
(a)    The Table of Contents is hereby amended by deleting the following entries therefrom:
Annex I-B        Maximum Credit Amounts (Automatic Borrowing Base Increase Effectiveness Date)
        Schedule 2.08        Existing Letters of Credit

(b)    Annex I-B is hereby deleted in its entirety.
(c)    Each of Exhibit B-1 and Exhibit C is hereby amended and restated in its entirety to read as set forth on Exhibit B-1 and Exhibit C attached to this Sixth Amendment.
(d)    Schedule 2.08 is hereby deleted in its entirety.
Section 3.    Assignment and Assumption. Effective as of the Sixth Amendment Effective Date, immediately prior to giving effect to the amendments contained in Section 2 of this Sixth Amendment: (a) each Lender has, in consultation with the Borrower, agreed to reallocate its respective Commitment; and (b) for an agreed consideration, each Lender (each, an “Assignor”) hereby irrevocably sells and assigns to each other Lender (each, an “Assignee”), and such Assignee hereby irrevocably purchases and assumes from such Assignor, subject to and in accordance with the Standard Terms and Conditions (as set forth in Annex 1 to Exhibit G) and the Credit Agreement, as of the Sixth Amendment Effective Date, immediately prior to giving effect to the terms of Section 2 of this Sixth Amendment, (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto, in each case, to the extent related to an amount and percentage interest of all of such outstanding rights and obligations of such Assignor under the Credit Agreement, to the extent necessary so that, after giving effect thereto, each Lender shall have the Maximum Credit Amount and Applicable Percentage set forth for such Lender on Annex I attached to this Sixth Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit

Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”; and the sales and assignments and purchases and assumptions of the Assigned Interests described in this clause (b) being referred to herein collectively as the “Assignment and Reallocation”).  Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Section 3, without representation or warranty by any Assignor.  Each of the Administrative Agent, each Issuing Bank, each Lender and the Borrower hereby consents and agrees to the Assignment and Reallocation. With respect to the Assignment and Reallocation, each Lender shall be deemed to have sold and assigned its Assigned Interest and each Lender shall be deemed to have acquired such Assigned Interest pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit G to the Credit Agreement (the “Assignment Agreement”), as if each Lender had executed such Assignment Agreement with respect to such Assigned Interest, pursuant to which (i) each Lender shall be an “Assignee”, (ii) each Lender shall be an “Assignor” and (iii) the term “Effective Date” shall be the Sixth Amendment Effective Date as defined herein. On the Sixth Amendment Effective Date, after giving effect to the Assignment and Reallocation, the Administrative Agent shall take the actions specified in Section 12.04(b)(iv), including recording the Assignment and Reallocation described herein in the Register, and the Assignment and Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding anything to the contrary in Section 12.04(b)(ii)(C), no Lender shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignment and Reallocation.
Section 4.    Conditions of Effectiveness. This Sixth Amendment will become effective on the date on which each of the following conditions is satisfied or waived in accordance with Section 12.02 (such date, the “Sixth Amendment Effective Date”):
4.1    Counterparts. The Administrative Agent shall have received from the Borrower, the Parent, each Guarantor and the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person.
4.2    Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Sixth Amendment Effective Date, including, to the extent invoiced at least two Business Days prior to satisfaction of all other applicable conditions, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
4.3    Mortgages. The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report.
4.4    Title. The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information reasonably satisfactory to the Administrative Agent setting forth the status of title to at least 85% of the total value of the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report.
4.5    Mortgage Amendments. The Administrative Agent shall have received duly executed and notarized amendments to existing mortgages and/or deeds of trust, in form and substance satisfactory to the Administrative Agent, which shall amend any maturity date referenced in such mortgages and/or deeds of trust to reflect the Maturity Date as amended hereby.
4.6    Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of Parent, the Borrower and each Obligor each setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of Parent, the Borrower or such Guarantor to execute and deliver the Sixth Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Parent, the Borrower or such Obligor (A) who are authorized to sign the Loan Documents to which Parent, the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the partnership agreement, the limited liability company agreement, the articles or certificate of incorporation and bylaws or other applicable organizational documents of Parent, the Borrower and such Obligor certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from Parent or the Borrower to the contrary.
4.7    Certificates of Good Standing. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of Parent, the Borrower and each other Obligor.
4.8    Legal Opinion. The Administrative Agent shall have received an opinion of Haynes Boone LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
4.9    Promissory Notes. The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.
4.10    No Default. As of the Sixth Amendment Effective Date, no Default shall have occurred and be continuing.
The Administrative Agent is hereby authorized and directed to declare Section 2 of this Sixth Amendment to be effective (and the Sixth Amendment Effective Date shall occur) when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such condition in accordance with Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the

Administrative Agent shall have received written notice from such Lender prior to the Sixth Amendment Effective Date specifying its objection thereto.
Section 5.    Post-Closing Covenant. On or before June 6, 2022 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of each of the Borrower and its Restricted Subsidiaries in its jurisdiction of organization, other than Liens permitted by Section 9.03 of the Credit Agreement. The failure by the Borrower to comply with the requirements of this Section 5 of this Sixth Amendment shall constitute an immediate Event of Default.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under and the Liens granted by, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Sixth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Sixth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date and (ii) no Default has occurred and is continuing.
6.3    Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Sixth Amendment by facsimile, electronic communications, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.
6.4    NO ORAL AGREEMENT. THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS SIXTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.6    Loan Document. This Sixth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
6.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.8    Severability. Any provision of this Sixth Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.9    Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	EARTHSTONE ENERGY HOLDINGS, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

PARENT:	EARTHSTONE ENERGY, INC.

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	EARTHSTONE OPERATING, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

SABINE RIVER ENERGY, LLC

	By:	/s/ Mark Lumpkin Jr.
	Name:	Mark Lumpkin Jr.
	Title:	Executive Vice President and Chief Financial Officer

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

INDEPENDENCE RESOURCES TECHNOLOGIES, LLC

By:	/s/ Mark Lumpkin Jr.
Name:	Mark Lumpkin Jr.
Title:	Executive Vice President and Chief Financial Officer

EARTHSTONE PERMIAN, LLC

By:	/s/ Mark Lumpkin Jr.
Name:	Mark Lumpkin Jr.
Title:	Executive Vice President and Chief Financial Officer
    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Edward Pak
Name: Edward Pak
Title: Director

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	ROYAL BANK OF CANADA

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory
    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	TRUIST BANK

By: /s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director
    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	CITIZENS BANK, N.A.

By: /s/ Cameron Spence
Name: Cameron Spence
Title: Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	KEYBANK NATIONAL ASSOCIATION

By: /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	PNC BANK, NATIONAL ASSOCIATION

By: /s/ John Engel
Name: John Engel
Title: Senior Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	U.S. BANK NATIONAL ASSOCIATION

By: /s/ John C. Lozano
Name: John C. Lozano
Title: Senior Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION

By: /s/ Richard Butler
Name: Richard Butler
Title: Senior Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	FIRST HORIZON BANK, a Tennessee State Bank

By: /s/ Stacy Goldstein
Name: Stacy Goldstein
Title: Senior Vice President

    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	COMERICA BANK

By: /s/ William Goodrich
Name: William Goodrich
Title: Assistant Vice President
    Signature Page – Sixth Amendment to Credit Agreement
    Earthstone Energy Holdings, LLC

LENDER:	BANK OF AMERICA, N.A.

By: /s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Director